UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

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4) Date Filed: December 3, 2009

The following slide presentation was presented to RiskMetrics Group on December 3, 2009 by USA Technologies, Inc. (the "Company"), and may be used by the Company to make presentations to other corporate governance organizations or Company shareholders in the future.

 Creating Value Through Innovation
A Leader in Cashless Transactions,
Networked Services, and Energy Management
Investor Presentation
December 2009

Forward Looking Statements
 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All
 statements other than statements of historical fact included in this presentation, including without limitation the financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this presentation, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; or the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; and the outcome of the pending proxy contest. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation. Unless required by law, the
 Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

I. Introduction
II. Who We Are and What We Do
III. Strategic Positioning of USAT for Profitability and Sustainable Growth
IV. The Board is in Place: Experienced and Committed to Enhancing
 Shareholder Value
V. Dissidents are the Wrong Choice for Shareholders and Bring Little
 Experience
VI. Conclusion and Recommendation
Agenda

• USAT’s Board and management team have a sound strategic plan in place and have, on an ongoing basis, taken aggressive actions to increase productivity, reduce costs and position the Company for profitable and sustainable growth and success.
• Our strategic plan calls for generating positive Net Income in quarter ending
 December 2010.
• USAT has the right Board in place - Majority independent, experienced and committed to creating value for ALL shareholders. We recently added two highly-
 qualified independent directors.
• We are uncertain about Brad Tirpak’s and Craig Thomas’ motives. They are direct owners of only approximately 1.1% of our common stock on the record date of our annual meeting, yet they are seeking Board representation equal to
 37.5%.
• Electing Brad Tirpak’s and Craig Thomas’ director nominees, including Brad Tirpak, could undermine important business inroads the Company has made and could jeopardize our plan for maximizing value for all shareholders.
Introduction

USA Technologies, Inc. founded in 1992.
• The Company is recognized as a leading provider of wireless, cashless, micro-transactions and networking services to the unattended point of sale industries such as vending, kiosk and laundry.
 We are also a provider of energy saving technology to the cold beverage industry.
• The markets we serve are vast and have traditionally relied on cash transactions. This is changing.
  Vending—8 million locations, $57B in sales, US1
  Kiosk—1.15 million locations, $525B in sales, US2
  Laundry—7.5 million in multi-family housing and 700,000 in universities, US3
  Energy Management—10 million coolers/4 million beverage vending machines, US
• We provide a turnkey, end-to-end, technology solution to our customers, including client device, deployment consulting services, and associated monthly network and financial services.
• Our business model consists of multiple revenue streams consisting of equipment sales and activation fees; and recurring revenues which consist of monthly network service fees and transaction fees.
• We have some of the world's leading and well-established brands as customers, including Coca-Cola,
 PepsiCo, Compass/Canteen, Aramark and Marriott Hotels.
• We have actively sought to protect our intellectual property with 71 granted patents.
Who We Are
1.Vending Times Census 2. the IHL Group 3. Company estimate

 USA Technologies has two core products/technology platforms that support our overall suite of services:
• Networking for Data Management and Cashless Payment Processing
• Energy Management.
➢ Our networking platform enables PC and non-PC machines to be wirelessly connected to accept credit and debit cards for purchases, as well as remote monitoring and data gathering.
➢ This core competency has been translated into bundled applications for a variety of industries, including Hospitality, Vending, Laundry and Kiosks.
➢ Our back-end payment processing system and special relationships with merchant banks make it possible for the micro-transactions that characterize these applications to be conducted with low transaction fees, making credit and debit purchasing affordable and worthwhile to these service providers for the first time.
Power-smart products that conserve energy
➢ Our specialized and comprehensive line of energy management products is designed to reduce energy consumption on a number of products, including soda and snack vending machines, coolers and office equipment, resulting in a significant reduction in both operating cost and greenhouse gas emissions.
What We Do

New ePort EDGE™

ePort
by USA Technologies
Welcome To ePort
Same as Cash
DISCOVER
MasterCard
VISA
END

$199
$199
 •Wireless, cashless transaction system
 •Fully integrated one-piece design
 •Compatible with pre-pay program available through First Data
 •Faster transaction processing due to a more powerful processor
 •Easier installation - 5 minutes
 •Lower cost - designed to accelerate adoption
Our Products

SERVICE
FILL/DEX
END
ePort
by USA Technologies

Please Make Your
Item Selection
GO-Tag
SODA
VISA
paypass
COMPLETE
ePort

New ePort G8
 • Wireless, cashless transaction system
 • Compatible with many more unattended point-of-sale appliances
 • 65% smaller than G7 making it easier to install
 • Compatible with pre-pay and GoTag program available through First Data
 • Combines traditional mag-stripe and RF payment capabilities
 • Lower cost
Our Products
$329
$329

ePort SDK
The SDK (Software Development Kit) enables kiosks, toll booths, gaming units, venders, photo booths and other devices to accept cashless payment.
 • End-to-end encryption
 • Compatible with any Windows or Unix platform
  parent applications
 • PCI DSS compliant.
 • Alternative to Point-Of-Sale (POS) device.
Our Products

USA TECHNOLOGIES

EnergyMisers®

VendingMiser® CoolerMiser™ SnackMiser™

PlugMiser™ VM2iQ® CM2iQ®

USA
INTERNAL
VendingMiser

 • Less than 1 year payback
 • Saves up to 40% of electric bill per unit
 • Average electric bill/unit ~ $300 per year
 • Average sales price of $90.00
 • Initial market is U.S. potential install base of 4
 million refrigerated beverage vending machines
Projected Customer Economics
Our Products

 • Less than 1 year payback
 • 15% increase in sales
 • Insulate contracts/gain share
 • Hardware cost $200/unit
 • $2.50/month/unit network service contract per washer
 and dryer.
Projected Customer Economics
Online availability of washers and dryers.
Payments via student ID or PIN“Cycle Done”
notification
• Email
• Cell Phone
• Pager
Our Products

A PCI compliant, end-to-end, suite of cashless
payment and telemetry services tailored to fit the
needs of self-service retail industries.
Card
Processing
Services
Wireless
Connectivity
Consumer
Services
Online Sales
Reporting
Health
Alerts
Data
Security
Over the Air
Updates &
DEX Data
Management
Settlement
Our Products

Our number one priority is to operate our business in order to enhance shareholder value.
To that end, management implemented a plan that includes the following strategic initiatives which seek to:

Strategic Plan
Generate positive Net Income by the quarter ending December 31, 2010
Focus on increasing revenues, while also reducing costs
Continue to develop and innovate new products and services
Focus on generating value for our customers
Add new highly qualified directors to our Board

Elements Of The Plan
The Plan is clearly focused on generating positive Net Income by the quarter ending December 31, 2010, and has the following elements:
Strategic Plan
Leveraging our Existing Customers/Partners
Focusing on Diversifying our Customer Portfolio
Expanding Distribution in Core Markets
Improving Scalability
Providing Innovative Products and Services
Leveraging Intellectual Property
Improving Profit Margins
Increasing Revenues
Reducing Cost of Sales
Reducing Selling, General and Administrative (SG&A) Expenses
Inherent in the Plan is a firm focus on the customer, a commitment to providing superior service, and a dedication to adding incremental value to our customers’ business each day.

The Company’s management, as overseen by the current Board, has helped the Company achieve the following successful and positive position:
Our Strategy IS Working
Cash at the end of the last quarter ended September 30, 2009 was $16.7 million.
Virtually debt free.
Successful launch of the innovative ePort G8™ and ePort EDGE™, both lower-cost, and more efficient cashless payment products.
A diversified and global base of approximately 700 customers has the strength to increase market adoption.
An increase in new ePort customers since June 30, 2009 to approximately 700 indicating that adoption is accelerating as cashless, self-service technology becomes more mainstream.

Recent achievements that may be credited to the successful execution of the Plan include:
Our Strategy IS Working
Increased the installed base of devices connected to the USALive® Network by 36% to 57,000 in Q1 fiscal 2010, compared to Q1 fiscal 2009. This followed a 37% year-over-year increase in installed base in FY 2009 compared with FY 2008.

Increased the number of transactions processed to 7.4 million in Q1 of FY
2010, a 57% year-over-year quarterly increase; on top of a 97% year-
over-year increase in FY 2009 vs. FY 2008 when transactions processed reached 22.3 million.

Increased the dollar value of transactions processed for the first quarter of FY 2010 by 26% to $14.6 million over Q1 of FY 2009.

Our Strategy IS Working
Improved gross margin percentage on equipment sales in the first quarter of 2010 to 32% from 30% a year ago.
Further reduced our SG&A expenses in Q1 FY 2010 by 20% from a year ago.
Increased our revenues in Q1 of FY 2010 to $3.8 million, the highest level in five quarters.
Reduced operating expenses in FY 2009 by approximately 28%, or
$16.8 million, compared with $20.6 million in FY 2008. The Company further reduced operating expenses by 19% to $4 million for Q1 of FY 2010, compared to $4.9 million in Q1 of FY 2009.

• On June 30, 2009 USA Technologies (USAT) entered into a 3-year agreement with FOODBUY, a procurement company affiliated with Compass Group
 USA—the largest independent vending operator in the US—as the preferred provider of credit/debit vending system and DEX telemetry hardware, as well as backend services.
 - FOODBUY's committed customers include Compass Group, USA, its affiliates and franchisees.
 - The agreement specifies that FOODBUY will utilize USAT as the sole credit/debit card vending hardware, software, and services provider for no less than seventy-five percent (75%) of Compass Group’s cashless payment solutions purchases.
• Compass Group, its affiliates and franchisees can choose to purchase the ePort device from USAT OR enter into the Quick Start Leasing Program for a 36-
 month, non-cancelable term.
• Each customer will utilize the ePort Connect backend service as part of the
 Quick Start Leasing Program or a monthly service fee and has the right to receive one DEX pull per day for an additional fee.
Recent Developments
Evidence That Our Strategic Plan IS Working

60,000
48,000
36,000
24,000
12,000
0
11,055
14,016
17,108
19,000
25,000
31,000
38,000
42,000
43,000
48,000
52,000
57,000
60,000
12/31/06
3/31/07
6/30/07
9/30/07
12/31/07
3/31/08
6/30/08
9/30/08
12/31/08
3/31/09
6/30/09
9/30/09
12/1/09

USA Technologies has approximately 700 distinct customers (e.g. bottlers, operators) with approximately 60,000 terminals on the ePort Connect Service.
 Cashless Terminals Installed Base by Quarter

USAT Results to Date

7,400,000
5,920,000
4,440,000
2,960,000
1,480,000
$4.8 M
$5.5 M
$6.7 M
$7.3 M
$7.7 M
$9.0 M
$10.4 M
$11.6 M
$10.6 M
$11.3 M
$13.5 M
$14.7 M
736,536
1,029,159
1,482,277
1,799,507
2,405,520
3,200,000
3,900,000
4,700,000
5,100,000
5,700,000
6,700,000
7,400,000
12/31/06
3/31/07
6/30/07
9/30/07
12/31/07
3/31/08
6/30/08
9/30/08
12/31/08
3/31/09
6/30/09
9/30/09
# transactions
$ transactions

USA Technologies is processing 7.4M transactions per quarter for its customers.
 Transaction Volume by Quarter
 $10 M
 $7.5 M
 $5 M
 $2.5 M
 $12.5 M
USAT Results to Date

Operator Demand
Consumer Demand
• Focus on convenience
• Desire for electronic micro-
 payments
• 24/7 availability
• Key to increase profit margin
• Meeting their customer’s demand
• Wireless connectivity provides
additional operational benefits
Market Sponsorship
Technology Improvements
• Wireless reliability up/costs down
• Hardware costs continue to
decline, increasing ROI of USAT
solutions
• MasterCard and others are
driving broader market
acceptance
• Recent debit card legislation
maximizes market
size/opportunity
USAT believes that the confluence of several compelling factors will continue to drive accelerated vending market adoption near and long term.

Key Industry Trends

POS Terminal Shipments 2008 - US

Rank	Manufacturer	Units	Chg.
1	VeriFone*	1,240,000	-11%
2	Ingenico	590,000	-4%
3	Hypercom*	460,000	-33%
4	First Data/LinkPoint	85,000	-3%
5	Way Systems	16,400	-4%
6	**USA Technologies**	**12,611**	**-53%**
7	ExaDigm	10,550	11%
8	Gemalto	6,000	1,100%
9	Castles Technology	4,500	309%
10	Hangzhou Sunyard	3,400	1,600%
11	Bluebird Soft	3,237	114%
12	LinkFlex	1,500	15%
13	Blue Bamboo	1,500	400%
14	M.POS	950	36%
15	Mobitron	500	-17%
16	Bitel	300	-85%
17	New POS Technology	300	new
18	Iris Corporation	250	-75%
19	SZZT Electronics	156	-38%
20	MaxID	4	new

Some prior year figures have been restated.

*Estimate

© 2009 The Nilson Report

Nilson Report named USAT as
#6 in U.S. for Point of Sale
Terminal shipments.
USAT Results

Given the trends in the marketplace and as seen through the Company’s own data, management anticipates achieving the following milestones as our installed base continues to increase:
• Quarter ending March 31, 2010 - Connections to the network are anticipated to be
71,000 by the end of the quarter.
•Quarter ending March 31, 2010 - Company expects lowest Net Income loss since listing on NASDAQ
• Quarter ending June 30, 2010 - Connections to the network are anticipated to be 81,000 by the end of the quarter.
• Quarter ending September 30, 2010 - Connections to the network are anticipated to be
95,000 by the end of the quarter.
• Quarter ending December 31, 2010 - Connections to the network are anticipated to be
114,000 by the end of the quarter with reported positive Net Income.

Roadmap to Profitability

120,000
100,000
80,000
60,000
40,000
20,000
0
61,000
71,000
81,000
95,000
114,000
12/31/09
3/31/10
6/30/10
9/30/10
12/31/10

Projected Cashless Terminals Installed Base by Quarter

Positive Net Income Projected by December 31, 2010

Roadmap to Profitability

 • Vastly expanded market with limited competition

 • World class products and services to address market needs

 • Positive results for partners and customers

 • Rising revenues, margins and reduced SG&A

 • 71 patents issued to protect the Company’s IP

 • Diversified product line, customer base and revenue streams

 • Dedicated and talented management team with a strategic plan

All leading to a profitable, world-class company
Our Company is Exceptionally
Well-positioned for a Bright Future

 George R. Jensen, Jr., Chairman of the Board and Chief Executive Officer

 Mr. Jensen has been the Chief Executive Officer and Director of USA Technologies since January 1992. He is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until
 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. From 1971 to 1978, Mr. Jensen was a
 securities broker, primarily for the firm of Smith Barney, Harris Upham. He was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced
 Management Program at the Wharton School of the University of Pennsylvania.
 Stephen P. Herbert, President and Chief Operating Officer

 Mr. Herbert was elected a Director of USA Technologies in April 1996, and joined USA Technologies on a full-time basis on
 May 6, 1996 as Executive Vice President. Mr. Herbert was appointed President and Chief Operating Officer of the
 Company. Prior to joining USA Technologies and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, he was a Manager of Market Strategy. In that position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior to that, Mr. Herbert held various sales, marketing, operations and management positions with the Pepsi-Cola Company. Mr. Herbert graduated with a Bachelor of Science degree from
 Louisiana State University.
 William L. VanAlen, Jr., Director

 Mr. VanAlen joined the Board of Directors in May 1993. He is President of Cornerstone Entertainment, Inc., an
 organization engaged in the production of feature films, of which he was a founder in 1985. Since 1996, Mr. VanAlen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. VanAlen practiced law in Pennsylvania for twenty-two years. He received his undergraduate degree in Economics from the University of
 Pennsylvania and his law degree from Villanova Law School.
 Steven Katz, Director

 Mr. Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planni+ng and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes management positions with Price Waterhouse & Co., Revlon, Inc., National Patent Development Corporation
 (NPDC) and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.
Committed and Engaged Board

Committed and Engaged Board
 Douglas M. Lurio, Director

 Mr. Lurio joined the Board of Directors in June 1999. He is President of Lurio & Associates, P.C.. He specializes in the practice of corporate and securities law. Previously he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a
 Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law
 School, and a Masters in Law (Taxation) from Temple Law School.
 Joel Brooks, Director

 Joel Brooks joined the Board of Directors of the Company in March 2007. Since December 2000, he has served as the
 CFO and Treasurer of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the American
 Stock Exchange. From September 1998 until November 2000, Mr. Brooks was the CFO of Blades Board and Skate, LLC,
 a retail establishment specializing in the action sports industry. Mr. Brooks received his Bachelor of Science degree in
 Commerce with a major in Accounting from Rider University.
 Steven D. Barnhart, Director

 Steven Barnhart has successfully led technology and consumer product companies through rapid growth and change.
 He joined the Board in 2009 and is experienced in creating and executing strategies for both public and private equity backed companies. He has developed and executed growth strategies in online commerce, technology, consumer packaged goods and retail distribution. Most recently, Mr. Barnhart was CEO and President of Orbitz Worldwide, from
 2007-2009, after holding other executive positions since 2003. Prior to Orbitz Worldwide he worked for PepsiCo and the
 Pepsi Bottling Group from 1990-2003, where he was Finance Director for the Southeast Business Unit of the Pepsi
 Bottling Group, and also held other regional and strategic positions for PepsiCo and Frito-Lay.
 Jack E. Price, Director

 Jack Price joined the Board in 2009. Has had a successful record of building and growing businesses in Fortune 100 domestic and international markets. He has been recognized for his leadership in operations, sales, marketing, acquisitions, acquisition integration and organizational and process re-engineering. Mr Price served as President and
 CEO of NovaRay Medical Inc., from 2007-2009. Prior to that, he was President and CEO of VSM MedTech Ltd. from
 2003-2006, and was President and Division CEO of Philips Medical Systems from 1996-2003, having joined Philips
 Medical Systems in 1993 as Vice President and General Manager. He was also with General Electric Medical Systems from 1988-1993, where he held Vice President and General Manager positions.

• Active and Engaged Board that Adds Value. Board has a detailed understanding of the strategic plan in place which is aimed at maximizing value for all shareholders.
 -  At a time when many businesses are faltering due to poor economic conditions, USAT has continued to produce steady and improved results. To date, execution of the strategic plan has resulted in improving quarterly results, consistent reduction in losses, creation of broad customer base and development of four new promising products.
• Receptive Board Providing Strategic Guidance. Board is open to the views of all shareholders and is actively engaged in building value and positioning the Company for profitable growth.
The USAT Board is the Right Board

We are positioned to continue executing our Strategic Plan with the help of:

• A management team with industry expertise, market knowledge, ability to forge unique customer relationships and technological expertise to create and roll out products;

• An independent and highly qualified Board of Directors with industry and management experience to complement and oversee the Company’s strategic and innovative objectives;

• Directors who possess specific industry expertise and an in-depth knowledge of our business model;

• Directors who possess extensive operating experience that includes a track record of success combined with the required skills to successfully execute our strategic plan.

An Experienced Board and
Management Team

Setting the Record Straight
The Dissidents Suggest That They Have a Better Plan To Generate Value for Shareholders - They Do Not.

 The Dissidents have no credible business plan for USAT’s continued growth, except for a poor and ill-informed set of
 “bullet points”, including a reference to the need to renegotiate contracts, one of which we have already renegotiated for the Company’s benefit. As we recently announced, the Company successfully negotiated an amended contract with one of its largest and important suppliers which we anticipate will result in immediate and significant increase in gross profits. If this amendment had been in place for the quarter ended September 30, 2009, gross profits would have been approximately 34% rather than 27%.The Dissidents’ self serving mission and disingenuous statements and actions have the potential to slow down the pace of, or reverse, the Company’s recent operational and financial gains.
 We have a seamless plan in place for improving USAT’s performance, based on effective and workable business and financial strategies. The management team and employees, guided by our Board, are committed to achieving our plan.

 We believe that the Dissidents continue to mislead our shareholders on their basic intent, the background of their candidates, and with the data which they choose to state their case.

The Dissidents Claim That They are Acting on Behalf of Shareholders - They Are Not.

 We believe the move by the Dissidents to attempt to elect three directors is blatant opportunism as USAT begins to post record business performance and approaches profitability after years of building up the business. Simply put, it is our view that they are seeking employment and additional equity in USAT, and are using a disruptive and costly proxy contest to achieve their goals.

The Dissidents State That They Do Not Seek a Change In Control - We Believe That This Is Simply Not True.

 Their repeated statements that they are not interested in a change in control of the Company are contradicted by the stated goals in a document selectively circulated by the Dissidents to certain of our shareholders but not filed with the
 Securities and Exchange Commission. In this document, among other things, it is stated that their candidates, including Mr. Tirpak, are prepared to step into USAT management roles and run our Company. This document sheds light on the true intentions of the Dissidents, and also may explain why shareholders with a relatively small stake in the Company such as the Dissidents would spend an estimated $350,000 on a proxy fight.

 Bradley Tirpak Settled Securities Fraud Action and Has No Public Company Leadership

 Mr. Tirpak is a former hedge fund manager. Mr. Tirpak was one of two defendants in a class action lawsuit alleging securities fraud that was settled through the payment of $2,250,000. See:
 “http://www.usatech.com/dl/class_action_litigation.pdf” for certain court documents relating to the class action.
 Several of the hedge firms he worked for in the past have strategies of high-portfolio turnovers, with no apparent interest in creating long-term value.

 Alan Gotcher Was Forced to Resign From Altair Technologies (ALTI), Which Has Posted
 Approximately $77 Million in Losses over the Last Three Years

 Until February 2008, Mr. Gotcher was President and CEO of Altair Nanotechnologies, Inc. During his stewardship,
 Altair’s net losses steadily increased. On February 27, 2008, he agreed to resign as President and CEO of Altair.
 According to a press account, the company’s board “determined that the level of progress made at this point in the development timeline of the company did not keep pace with the expectations that were set.”During the 2007 calendar year, Altair lost $31,470,621 and had revenues of only $9,108,483. At the time of his resignation,
 Gotcher directly owned only 164,716 shares of Altair’s common stock representing only 0.19% of the issued and outstanding shares. Further, according to publicly filed documents of Altair, for the year 2007, when Altair lost over $31 million, Gotcher received a bonus of $776,318 ($428,600 of which was cash and $347,718 of which was stock), of which $459,451 was discretionary.

 Peter Michel Presides Over iSECUREtrac Corp (ISEC.OB), an OTC Bulletin Board Company With Only
 a $4.3 Million Market Cap and $22.4 Million In Negative Shareholder Equity

 Since August 4, 2006, Mr. Michel has been the CEO and President of iSECUREtrac Corp., a bulletin board company. On January 3, 2006, public records indicate that the price of the stock was $1.85. As of November 25,
 2009, the stock was trading at $0.40. During the calendar year ended December 31, 2008, the Company had a loss of $5,825,000, and had revenues of only $9,702,000. Mr. Michel currently directly owns only 80,630 shares of
 iSECUREtrac’s common stock, representing only 0.69% of the issued and outstanding shares. From May 23, 2005 to July 8, 2005, Mr. Michel served as the President and CEO of General Fiber Communications. On July 8, 2005,
 that company filed for Chapter 7 bankruptcy protection.

SAVE Committee Offers Little

The Choice is Clear
• The strategic plan we are executing is evidence of our commitment to grow shareholder value.
• We have a skilled, highly professional and experienced team in place to accomplish this.
• We have increased our customer base to approximately 700 customers, servicing approximately 60,000 connections. We attribute much of the increase to the successful execution of our strategic plan by management, the Board, and our employees

• We ranked #6 by the Nilson Report (September 2009) for POS terminals shipped
 2008, US.
• We have added two highly qualified independent directors to a Board within the past two months
• Our Board is deep in experience and is committed to maximizing shareholder value

USAT is experiencing success as a result of the successful implementation of the strategic plan, reporting improving quarterly results, the development of new products and services that are responding to customer needs and market trends, and a broader customer base

• USA Technologies is extremely well-positioned for sustainable, long-term growth

• The Company has built momentum to become profitable and report positive Net
 Income in the quarter ending December 31, 2010

• Management and the Board of Directors are committed and engaged to increase revenues and profits, reduce cost, and build product adaptability

• The Company anticipates an increase in connections on the Company's network from 57,000 at the end of September 30, 2009 to 114,000 connections at
 December 31, 2010

• The Company has introduced four new products that help customers increase their revenues and reduce cost

• Brad Tirpak and Craig Thomas and their nominees lack industry experience and knowledge, and have no strategic plan

PROTECT THE VALUE OF YOUR INVESTMENT.
VOTE “FOR” USAT’S DIRECTORS
ON THE WHITE PROXY CARD
Conclusion and Recommendation

Important Additional Information

USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders, as well as additional soliciting materials and a proxy statement supplement dated December 2, 2009. USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company’s shareholders are strongly advised to read USAT’s proxy statement and supplement as these documents contain important information.  Shareholders may obtain an additional copy of USAT’s definitive proxy statement and supplement as well as any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement and supplement are available for free at http://www.amstock.com/Proxy Services/ViewMaterial.asp?Co Number=14591. In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009 and in USAT’s supplement to proxy statement filed with the SEC on December 2, 2009.